Exhibit 99.1

For more information:
Mike Campbell, 816-842-8181
FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy Announces Successful Results of Tender Offers and

Consent Solicitations for Senior Notes due 2014 and 2016

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Announces Results to Date of Tender Offer for Senior Notes due 2015

Kansas City, MO (February 2, 2011) - Inergy, L.P. (NYSE: NRGY) (“Inergy”) announced today that it had received, as of 5:00 p.m. New York City time on February 1, 2011, (the “Consent Expiration”), tenders and consents from holders of approximately 92.8% in aggregate principal amount of its outstanding 6.875% Senior Notes due 2014 (CUSIP No. 45661TAB7) (the “2014 Notes”) and approximately 91.3% in aggregate principal amount of its outstanding 8.25% Senior Notes due 2016 (CUSIP No. 45661TAD3) (the “2016 Notes”) in connection with its previously announced tender offers and consent solicitations for such notes (the “2014/2016 Notes Tender Offers”), which commenced on January 19, 2011, and are described in the Offer to Purchase and Consent Solicitation Statement dated January 19, 2011, (the “2014/2016 Notes Offer to Purchase”).

Inergy intends to execute later today supplemental indentures (the “Supplemental Indentures”) with respect to the indentures governing each the 2014 Notes and the 2016 Notes, which will eliminate most of the covenants and certain default provisions applicable to such notes. Each Supplemental Indenture will not become operative until a majority in aggregate principal amount of each the 2014 Notes and 2016 Notes, as applicable, has been purchased by Inergy pursuant to the terms of the 2014/2016 Notes Offer to Purchase, which is expected to occur today.

Inergy’s obligations to accept for purchase, and to pay for, any notes pursuant to the 2014/2016 Notes Tender Offers is subject to a number of conditions that are set forth in the 2014/2016 Notes Offer to Purchase, including the closing today of Inergy’s previously announced private placement of $750 million of 6.875% senior notes due 2021 (the “Notes Offering”) and a new $300 million term loan facility. Subject to the satisfaction or waiver of these conditions, later today, all holders who validly tendered (and did not validly withdraw) their 2014 Notes or 2016 Notes prior to the Consent Expiration will receive total consideration equal to: (i) for the 2014 Notes, $1,025.42 per $1,000 principal amount of the 2014 Notes accepted for purchase, which includes a consent payment of $25.00 per $1,000 principal amount of the 2014 Notes accepted for purchase, and (ii) for the 2016 Notes, $1,045.00 per $1,000 principal amount of the 2016 Notes accepted for purchase, which includes a consent payment of $25.00 per $1,000 principal amount of the 2016 Notes accepted for purchase, plus accrued and unpaid interest on such notes to the payment date.

Holders who tender (and do not validly withdraw) their 2014 Notes or 2016 Notes after the Consent Expiration and prior to the expiration of the 2014/2016 Notes Tender Offers will be entitled to receive (i) for the 2014 Notes, consideration equal to $1,000.42 per $1,000 principal amount of the 2014 Notes accepted for purchase, and (ii) for the 2016 Notes, consideration equal to $1,020.00 per $1,000 principal amount of the 2016 Notes accepted for purchase, plus any accrued and unpaid interest on such notes to the payment date. Holders of 2014 Notes and 2016 Notes tendered after the Consent Expiration will not receive a consent payment. The 2014/2016 Notes Tender Offers will expire at 8:00 a.m. New York City time on February 16, 2011, unless extended by Inergy in its sole discretion (the “Expiration Time”).

Any 2014 Notes and 2016 Notes not tendered and purchased pursuant to the 2014/2016 Notes Tender Offers will remain outstanding, and the holders will be subject to the terms of the applicable Supplemental Indenture even though they did not consent to the amendments.

Inergy also announced today the expiration of the early tender deadline for its 8.75% Senior Notes due 2015 (CUSIP No. 45661TAH4) (the “2015 Notes,” and together with the 2014 Notes and the 2016 Notes, the “Notes”) in connection with its previously announced tender offer for its outstanding 2015 Notes (the “2015 Notes Tender Offer,” and together with the 2014/2016 Notes Tender Offers the “Tender Offers”), which commenced on January 19, 2011 and is described in the Offer to Purchase dated January 19, 2011 (the “2015 Offer to Purchase,” and together with the 2014/2016 Notes Offer to Purchase, the “Offers to Purchase”). The 2015 Notes Tender Offer’s early tender deadline expired at 5:00 p.m. New York City time on February 1, 2011, (the “Early Tender Deadline”). As of the Early Tender Deadline, approximately $30,201,000 in aggregate principal amount of outstanding 2015 Notes had been validly tendered. Holders who validly tendered their 2015 Notes prior to the Early Tender Deadline will be eligible to receive $1,087.50, payable in cash, for each $1,000 principal amount of 2015 Notes, which amount includes an early tender payment of $30.00 per $1,000 principal amount of 2015 Notes accepted for purchase, plus accrued and unpaid interest on the 2015 Notes to the payment date. Holders who validly tender their 2015 Notes after that time but prior to the Expiration Time will be eligible to receive $1,057.50, payable in cash, per $1,000 principal amount of 2015 Notes accepted for purchase, plus accrued and unpaid interest on the 2015 Notes to the payment date.

Inergy has engaged BofA Merrill Lynch as the dealer manager for the Tender Offers. Persons with questions regarding the Tender Offers should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388-9217 (attention: Debt Advisory Services).

The complete terms and conditions of the 2014/2016 Notes Tender Offer are described in the 2014/2016 Notes Offer to Purchase, and the complete terms and conditions of the 2015 Notes Tender Offer are described in the 2015 Notes Offer to Purchase. Requests for documents should be directed to D.F. King & Co., Inc., the depositary and information agent for the tender offers, at (800) 431-9643 or (212) 269-5550 (banks and brokers).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consent with respect to any of the Notes. The Tender Offers are being made solely by the Offers to Purchase. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Inergy, L.P.

Inergy, L.P., with headquarters in Kansas City, Missouri, is a master limited partnership with operations that include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. The company also operates a natural gas storage business; a liquid petroleum gas storage business; a solution-mining and salt production company; and a propane supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements, which are generally not historical in nature. All forward-looking statements involve significant risks and uncertainties that could cause actual events to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inergy and are difficult to predict. For example, important factors that could cause actual events to differ materially from those in the forward-looking statements include, but are not limited to, satisfaction of the financing condition related to the Offers to Purchase, which requires Inergy to complete the Notes Offering and a term loan financing that result in net proceeds sufficient to fund (a) the Tender Offers, plus all related fees and expenses incurred in connection with the Tender Offers, and (b) the pending partial redemption of its 2015 Notes on February 4, 2011.

Inergy cautions that the foregoing list of factors is not exclusive. Additional information concerning other risk factors is contained in Inergy’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Inergy, the Offers, or other matters and attributable to Inergy or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Inergy undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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